UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (the “Current Report”) is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23, 2026, Envoy Medical, Inc. (the “Company”) filed a certificate of amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effectuate a 1-for-10 reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s Class A common stock (the “Common Stock”). The Reverse Stock Split became effective on October 26, 2026, at 12:01 a.m., Eastern Time (the “Effective Time”). The Common Stock began trading on a post-split basis on The Nasdaq Capital Market as of the open of trading on October 26, 2026. The ticker symbol for the Common Stock remains “COCH.”

As previously disclosed, at the special meeting of stockholders held on October 12, 2026 (the “Special Meeting”), the Company’s stockholders approved the Amendment and authorized the Company’s board of directors (the “Board”) to determine the ratio of the Reverse Stock Split within a specified range of not less than 1-for-5 and not more than 1-for-25. Following the Special Meeting, on October 12, 2026, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-10.

The par value and other terms of the Common Stock will not be affected by the Reverse Stock Split. The Company’s post-Reverse Stock Split Common Stock CUSIP number will be 29415V307.

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share of Common Stock in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

As of the Effective Time, every 10 issued and outstanding shares of Common Stock will automatically be combined and converted into one share of Common Stock. In addition, the exercise prices of, and the number of shares subject to, the Company’s outstanding warrants and other convertible securities will be proportionately adjusted in accordance with their respective terms. Likewise, as of the Effective Time, the administrator of each of the Company’s existing stock incentive and compensation plans will make the equitable adjustments required or permitted under the applicable plan. Such adjustments will reflect the ratio of the Reverse Stock Split, including corresponding adjustments, as applicable, to the number of shares underlying outstanding options, stock appreciation rights, restricted stock units, performance-based restricted stock units, restricted stock and other stock-based awards and outstanding purchase rights, the number of shares available under such plans, the applicable plan share limits, and the applicable per-share exercise or purchase prices, subject only to adjustments for rounding. The precise adjustments will be subject to the terms of the applicable plan, the applicable award agreements and offering documents, applicable tax requirements, and any rounding conventions adopted by the applicable administrator.

Equiniti, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split and will provide stockholders with a transaction statement reflecting their post-split shareholdings. Stockholders holding shares of Common Stock through a broker, bank, or other nominee will have their positions adjusted to reflect the Reverse Stock Split, subject to the particular processes of such broker, bank, or other nominee, and generally will not be required to take any action.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 22, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of that press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, filed on October 23, 2026
99.1	Press Release, dated October 22, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

October 27, 2026	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

3